UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2018

ENDOLOGIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-28440	68-0328265
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Musick, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 595-7200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2018, following the approval of the Compensation Committee of the Board of Directors (the “Compensation Committee”), we entered into an Amended and Restated Employment Agreement (the “Amended Employment Agreement”) with Vaseem Mahboob, our Chief Financial Officer (“Executive”). The Amended Employment Agreement amends and restates in their entirety the terms of the Employment Agreement, dated as of October 15, 2015, entered into by and between us and Executive (the “Original Agreement”).

The principal changes to the terms of Executive’s employment arrangement as set forth in the Amended Employment Agreement, as compared to the terms of the Original Agreement, are as follows:

•	Executive’s base salary has been increased from $350,000 to $420,000 commencing October 6, 2018;

•	Executive will be entitled to participate in any cash incentive compensation plan approved by the Compensation Committee with a target bonus award equal to 55% of base salary;

•

Executive will be entitled to receive restricted stock units (“RSUs”), which will have a grant date fair market value of $200,000 and will vest as to 100% of the underlying shares of common stock on the third anniversary of the grant date, subject to Executive’s continued employment with the Company, provided that the vesting of the RSUs shall be subject to acceleration based on the achievement of specified Company and/or individual performance criteria to be approved by the Compensation Committee;

•

Executive will be entitled to receive RSUs, which will have a grant date fair market value of $150,000 and will vest in two equal annual installments on each anniversary of the grant date, subject to Executive’s continued employment with the Company; and

•

In the event of Executive’s “Involuntary Termination” prior to a “Change in Control” (each as defined in the Amended Employment Agreement): (1) Executive will be entitled to receive cash severance payments in an amount equal to 12 months of base salary (as compared to six months of base salary in the Original Agreement), and (2) all outstanding equity awards granted to Executive under our equity incentive plans that have time-based vesting requirements will become fully vested as to all underlying shares of common stock.

The foregoing description of certain terms of the Amended Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Employment Agreement, a copy of which will be attached as an exhibit to our next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: December 6, 2018	/s/ Vaseem Mahboob
Vaseem Mahboob
Chief Financial Officer